Exhibit 3.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS [****], HAS BEEN EXCLUDED PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CONTAINS PERSONAL INFORMATION.

Amended and Restated

Memorandum of Association of

PressLogic Inc.

(Adopted by way of special resolution passed on 24 September 2025)

Grand Cayman

Cayman Islands

conyers.com

THE COMPANIES ACT (REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

PressLogic Inc.

(adopted by way of special resolution passed on 24 September 2025)

1.	The name of the Company is PressLogic Inc..

2.	The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each. Subject to the provisions of the Companies Act and the articles of association of the Company, the Company shall have the power to redeem or purchase any of its ordinary shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.	The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

Amended and Restated

Articles of Association of

PressLogic Inc.

(Adopted by way of special resolution passed on 24 September 2025)

Grand Cayman

Cayman Islands

conyers.com

TABLE OF CONTENTS

interpretation		1
1.	Definitions	1
SHARES		7
2.	Power to Issue Shares	7
3.	Redemption, Purchase, Surrender and Treasury Shares	7
4.	Rights Attaching to Shares	9
5.	Calls on Shares	11
6.	Joint and Several Liability to Pay Calls	11
7.	Forfeiture of Shares	11
8.	Share Certificates	12
9.	Fractional Shares	12
REGISTRATION OF SHARES		13
10.	Register of Members	13
11.	Registered Holder Absolute Owner	13
12.	Transfer of Registered Shares	13
13.	Restrictions on Transfers	14
14.	Right of First Refusal	15
15.	Drag Along Right	16
16.	Tag Along Rights	18
17.	Event of Default	19
18.	Transmission of Registered Shares	20
19.	Listed Shares	21
ALTERATION OF SHARE CAPITAL		21
20.	Power to Alter Capital	21
21.	Variation of Rights Attaching to Shares	22
DIVIDENDS AND CAPITALISATION		22
22.	Dividends	22
23.	Power to Set Aside Profits	22
24.	Method of Payment	23
25.	Capitalisation	23
MEETINGS OF SHAREHOLDERS		23
26.	Annual General Meetings	23
27.	Extraordinary General Meetings	23
28.	Requisitioned General Meetings	23
29.	Notice	23
30.	Giving Notice and Access	24
31.	Postponement of General Meeting	24
32.	Electronic Participation in Meetings	25
33.	Quorum at General Meetings	25
34.	Chairman to Preside	25
35.	Voting on Resolutions	25
36.	Power to Demand a Vote on a Poll	25
37.	Voting by Joint Holders of Shares	26
38.	Instrument of Proxy	26
39.	Representation of Corporate Shareholder	27
40.	Adjournment of General Meeting	27
41.	Written Resolutions	27
42.	Directors Attendance at General Meetings	27
Protective Provisions		27
43.	Reserved Matters	27
DIRECTORS AND OFFICERS		29
44.	Composition of the Board	29
45.	Chairman	29
46.	Election And Removal of Directors	29

47.	Term of Office of Directors	30
48.	Alternate Directors	30
49.	Vacancy in the Office of Director	31
50.	Remuneration of Directors	31
51.	Defect in Appointment	31
52.	Directors to Manage Business	31
53.	Powers of the Board of Directors	31
54.	Register of Directors and Officers	33
55.	Officers	33
56.	Appointment of Officers	33
57.	Duties of Officers	33
58.	Remuneration of Officers	33
59.	Conflicts of Interest	33
60.	Indemnification and Exculpation of Directors and Officers	34
MEETINGS OF THE BOARD OF DIRECTORS		34
61.	Board Meetings	34
62.	Notice of Board Meetings	35
63.	Electronic Participation in Meetings	35
64.	Representation of Director	35
65.	Quorum at Board Meetings	35
66.	Board to Continue in the Event of Vacancy	35
67.	Chairman to Preside	35
68.	Written Resolutions	36
69.	Validity of Prior Acts of the Board	36
CORPORATE RECORDS		36
70.	Minutes	36
71.	Register of Mortgages and Charges	36
72.	Form and Use of Seal	36
ACCOUNTS		37
73.	Books of Account	37
74.	Financial Year End	37
AUDITS		37
75.	Audit	37
76.	Appointment of Auditors	37
77.	Remuneration of Auditors	37
78.	Duties of Auditor	38
79.	Access to Records	38
VOLUNTARY WINDING-UP AND DISSOLUTION		38
80.	Winding-Up	38
CHANGES TO CONSTITUTION		38
81.	Changes to Articles	38
82.	Changes to the Memorandum of Association	38
83.	Discontinuance	38
84.	Mergers and Consolidations	38

PressLogic Inc.

THE COMPANIES ACT (REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

PressLogic Inc.

(adopted by way of special resolution passed on 24 September 2025)

Table A

The regulations in Table A in the First Schedule to the Act (as defined below) do not apply to the Company.

interpretation

1.	Definitions

1.1.	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act of the Cayman Islands;

Acceptance Period	shall have the meaning ascribed in Article 14.3;

Accepting Shareholder	shall have the meaning ascribed in Article 16.5;

Adherence Deed	shall have the meaning ascribed in Article 13.2;

Admire Lead	Admire Lead Limited, a company incorporated in the British Virgin Islands, the registered office of which is Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands;

Affiliate	shall mean, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, any company in the equity capital of which he/she, his/her family interests taken together are directly or indirectly interested so as to exercise or control the exercise of ten per cent (10%) or more of the voting power at general meetings, or to control the composition of a majority of the board of directors and any other company which is its subsidiary or holding company or a fellow subsidiary of any such holding company; (b) in the case of a company or corporation, any other Person which is controlled by or under common control with, such company or corporation. “Control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person hereunder, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise;

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Affiliated Entities	shall mean and include PressLogic HK, the Company Subsidiaries and any company or entity that is a subsidiary of any member of the Group or is controlled by any member of the Group through shareholding, board control, or loan, trust, license or any other commercial arrangement, and any future acquired or created Entities of which the Company, directly or indirectly, owns more than fifty per cent (50%) of the voting rights or which the Company, directly or indirectly, otherwise has the power to control;

Alternate Director	an alternate director appointed in accordance with these Articles;

Annual Budget	shall have the meaning ascribed in Article 53(b);

Articles	these Articles of Association as altered from time to time;

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership;

Avas	Chay Kai Seng Avas, holder of [****] No.: [****] of [****];

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Business Day	shall mean any day other than a Saturday or Sunday or public holiday or other day on which commercial banks are required or authorized by local law to be closed in the PRC, British Virgin Islands or Hong Kong;

Business Direction	shall mean the business directions of the Group as adopted by the Board as from time to time;

Chairman	shall have the meaning ascribed in Article 45.1;

Change of Control	shall include (a) any direct or indirect sale or transfer of the business or substantially all of the assets comprising the business of the Company; or (b) any change in the entity ownership occurring when any Person or company, directly or indirectly, becomes the beneficial owner of voting equity shares of the Company (to the extent of more than 50% of the voting shares) or the rights to acquire such shares;

Choco Up	Choco Up Holdings Limited, a company incorporated in the British Virgin Islands (Company Number: 2049187), the correspondence address of which is OMC Chambers, Wickham Cay1, Road Town, Tortola British Virgin Islands;

Company	the company for which these Articles are approved and confirmed;

Company Subsidiaries	shall mean each direct and indirect wholly owned subsidiary of the Company from time to time;

Connected Person(s)	shall have the meaning ascribed to it under the Listing Rules;

Davy	Cheung Tsz Kin Davy, holder of [****] No.: [****], of [****];

DA Purchaser	shall have the meaning ascribed in Article 15.1;

DA Shares	shall have the meaning ascribed in Article 15.1;

DA Shareholders	shall have the meaning ascribed in Article 15.1;

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PressLogic Inc.

Defaulting Shareholder	shall have the meaning ascribed in Article 17.1;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Drag Along Notice	shall have the meaning ascribed in Article 15.2;

Dragged Shares	shall have the meaning ascribed in Article 15.1;

Edward	Chow Wing Yin, holder of [****] No.: [****], of [****];

Entity	shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity;

ESOP	the share option scheme to be adopted by the Company, as amended from time to time

Event of Default	shall have the meaning ascribed in Article 17.2;

Excess Securities	shall have the meaning ascribed in Article 4.6(a);

Founders	Ryan and Edward, and each a “Founder”

Founders’ Representative	shall have the meaning ascribed in Article 44.1;

Fully Participating Shareholder	shall have the meaning ascribed in Article 4.6(a);

General Quorum	shall have the meaning ascribed in Article 65;

Group	shall mean the Company and the Affiliated Entities;

Hatching Venture	Hatching Venture Limited, a company incorporated in Hong Kong (company number: 3060577), the correspondence address of which is Room 1606, 16th floor, China Insurance Group Building, 139-141 Des Voeux Road Central, Hong Kong;

Hong Kong	means the Hong Kong Special Administrative Region of PRC;

Igniting Capital	Igniting Capital Alpha Limited, a company incorporated in the British Virgin Islands (company number: 2079448), the correspondence address of which is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands;

Independent Auditor	shall have the meaning ascribed in Article 4.2(b);

Intellectual Property Rights	means any and all trade and service marks, patents, copyrights, design rights, (whether registered or not and all applications for any of the foregoing), database rights and rights in know-how, confidential information and inventions and other intellectual property rights of a similar or corresponding character whensoever and howsoever arising for the full term thereof and all renewals and extensions thereof which may now or in the future subsist in Hong Kong and/or all other countries in the world;

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Interested Director	shall have the meaning ascribed in Article 59.2;

Investors	Vision Aim, Marcus, Joseph, Davy, Avas, Kenny, Percy, Silver Joyce, Top Shine, Jonathan, Wooden Presslogic, Sy, Hatching Venture, Igniting Capital, Triple Way, Meitu, Primus Polykov, Choco Up, STP and Yan and each an “Investor”

IPO	shall have the meaning ascribed in Article 43.2;

Issuance Period	shall have the meaning ascribed in Article 4.6(c);

Issuance Securities	shall have the meaning ascribed in Article 4.4;

Jonathan	Lin Hou Pu Jonathan, holder of [****] No.: [****] of [****];

Joseph	Mirpuri Joseph Gul, holder of [****] No.: [****], of [****];

Kenny	Lam Kwok Fung Kenny, holder of [****] No.: [****] of [****];

Listing Rules	shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

PRC	shall mean the People’s Republic of China, with the exclusion of Hong Kong, Macau Special Administrative Region and Taiwan;

Participants	shall mean (i) any director, chief executive, employee, officer, consultant or advisor (whether full-time or part-time) of any member of the Group; (ii) any discretionary objects of a discretionary trust established by any director, chief executive, employee, officer, consultant or advisor (whether full time or part time) of any member of the Group; and (iii) a company beneficially owned by any director, chief executive, employee, officer, consultant, advisor (whether full time or part time) of any member of the Group, provided that the Board may at its sole and absolute discretion determine whether or not one falls within the above categories;

Parties	the Company, the Founders and the Investors and each a “Party”;

Percy	Hung Percy, holder of [****] No.: [****] of [****];

Person	shall mean any individual or Entity;

Preemptive Acceptance Notice	shall have the meaning ascribed in Article 4.6(a);

Preemptive Acceptance Period	shall have the meaning ascribed in Article 4.6(a);

Preemptive Offer	shall have the meaning ascribed in Article 4.5(b);

Preemptive Offer Notice	shall have the meaning ascribed in Article 4.5(a);

PressLogic HK	PressLogic Limited, a company limited by share capital and incorporated in Hong Kong and a wholly owned subsidiary of the Company;

Primus Polyakov	Primus Polyakov Limited, a company incorporated in Hong Kong (Company Number: 74252750), the correspondence address of which is 5/F, Building 5E, 5 Science Park East Avenue, Science Park, Sha Tin, Hong Kong

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Proposed Issuance	shall have the meaning ascribed in Article 4.5(a);

Proposed Recipient	shall have the meaning ascribed in Article 4.4;

Proposed Tag Along Transfer	shall have the meaning ascribed in Article 16.1;

Purchaser	shall have the meaning ascribed in Article 14.4;

Marcus	Li Chi Fai, holder of [****] No.: [****], of [****];

Meitu

Meitu Investment Ltd, a company incorporated in the British Virgin Islands (Company Number: 1860733) with correspondence address at Room 8106B, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Meitu’s Representative	shall have the meaning ascribed in Article 44.1;

month	calendar month;

Non-defaulting Shareholder	shall have the meaning ascribed in Article 17.1;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Offer	shall have the meaning ascribed in Article 16.2;

Offer Period	shall have the meaning ascribed in Article 16.3;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Shareholders holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Shareholders entitled to vote;

paid-up	paid-up or credited as paid-up;

Proposed Purchaser	shall have the meaning ascribed in Article 14.1(b);

Proposed Transferor	shall have the meaning ascribed in Article 14.1;

Proposed Transfer Price	shall have the meaning ascribed in Article 14.1(b);

Qualifying Awardee	shall have the meaning ascribed in Article 14.1;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of members maintained by the Company in accordance with the Act;

Ryan	Cheung Ho Chak Ryan, holder of [****] No.: [****], of [****];

Seal	the common seal or any official or duplicate seal of the Company;

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PressLogic Inc.

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share	includes a fraction of a share;

Shareholder	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Shareholders Agreement	The shareholders’ agreement dated on or around the date of these Articles entered into between the Company, the Founders and the Investors;

Silver Joyce	Silver Joyce International Limited, a company incorporated in the British Virgin Islands (company number: 1722137), the registered office of which is 3rd Floor, J & C Building, Road Town, Tortola, British Virgin Islands, VG1110;

Special Resolution	(i)

a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority); or

	(ii)	a written resolution passed by unanimous consent of all Members entitled to vote;

STP	STP Asset (Elite) Holding Limited, a company incorporated in the British Virgin Islands (Company Number: 73920998), the correspondence address of which is 5/F, Building 5E, 5 Science Park East Avenue, Science Park, Sha Tin, Hong Kong;

subsidiary	shall have the meaning ascribed to it in section 2 of the Companies Ordinance (Chapter 622 of the laws of Hong Kong) and “subsidiaries” shall be construed accordingly;

Sy	Sy Ming Fai, holder of [****] No.: [****] of [****];

System	means the apparatus/ process/ equipment/ software utilised or adopted by the Company for the purpose of carrying on its business;

Top Shine	Top Shine Limited, a company incorporated in the British Virgin Islands (company number: 1020898), the registered office of which is P.O. Box 933, 2nd Floor, Abbott Bldg., Road Town, Tortola, British Virgin Islands;

Transfer Notice	shall have the meaning ascribed in Article 14.1;

Transfer Shares	shall have the meaning ascribed in Article 14.1(a) ;

Triple Way	Triple Way Investments Limited, a company incorporated in Hong Kong (company number: 2031313), the correspondence address of which is Room 1115, 11/F, Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong;

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PressLogic Inc.

Vision Aim	Vision Aim Investments Limited a company incorporated in the British Virgin Islands (Company Number: 2039058), the registered office of which is Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands;

written resolution	a resolution passed in accordance with Article 36 or 62; and

Wooden Presslogic	Wooden Presslogic Limited, a company incorporated in the British Virgin Islands (company number: 2055800), the correspondence address of which is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands;

Yan	Yan Man Kwong, holder of [****] No.: [****], of [****];

year	calendar year.

1.2.	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

Subject to these Articles and to any resolution of the Shareholders to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Act.

3.	Redemption, Purchase, Surrender and Treasury Shares

3.1.	Subject to the Act, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Shareholder and may make payments in respect of such redemption in accordance with the Act.

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3.2.	The Company is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Act.

3.3.	The Company authorises the Board to determine the manner or any of the terms of any redemption or purchase.

3.4.	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.5.	The Company authorises the Board pursuant to section 37(5) of the Act to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

3.6.	No share may be redeemed or purchased unless it is fully paid-up.

3.7.	The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

3.8.	The Company is authorised to hold treasury shares in accordance with the Act.

3.9.	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Act.

3.10.	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Act.

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4.	Rights Attaching to Shares

4.1.	Subject to Article 2, the Memorandum of Association and any resolution of the Shareholders to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2.	Financial Reports. The Company shall provide to each Shareholder who owns more than ten per cent (10%) of the issued share capital of the Company:

(a)	audited consolidated annual financial statements of the Group within ninety (90) days after the end of each financial year, audited by an Independent Auditor;

(b)	unaudited consolidated quarterly financial statements of the Group within forty-five (45) days after the end of each fiscal quarter; and

(c)	unaudited consolidated monthly management accounts of the Group within thirty (30) days after the end of each month.

All financial statements delivered by the Company pursuant to this Article 4.2(b) shall be prepared in accordance with IFRS and should be accompanied by a report and opinion thereon by an independent registered public accounting firm being one of the international accounting firms (the “Independent Auditor”).

4.3.	Financial Records. The Company shall allow each Shareholder who owns more than ten per cent (10%) of the issued share capital of the Company and its authorized representatives the right during normal business hours to inspect the books and accounting records of the Group, to make extracts and copies therefrom at its own expense and to have full access to all of the Company’s and the Group’s property and assets. Each Shareholder shall have access, at all reasonable times during normal business hours and with prior written notice, to the facilities and financial books and records of any member of the Group and the right to discuss the business, operations and conditions of the Group with the directors, officers, employees, accountants, legal counsels, investment bankers and other advisors of the relevant member of the Group.

Pre-Emptive Rights

4.4.	Restrictions.

(a)	The Company shall not issue any securities (including any equity securities or any debt or other securities of any kind) of any type or class (“Issuance Securities”) to any Person (the “Proposed Recipient”) unless the Company has offered each Shareholder the right to purchase such holder’s pro rata share of such Issuance Securities for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient.

(b)	For the purposes of this Article 4.4, an Shareholder’s pro rata share of Issuance Securities at any time shall be calculated as the product of (i) the number of Issuance Securities and (ii) a fraction, the numerator of which is the total amount of Shares owned by such Shareholder at such time, and the denominator of which is the total amount of Shares owned by all Shareholders at such time, in each case (for both the numerator and the denominator) on a fully diluted basis (but excluding any unexercised options).

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(c)	The restrictions set out in Article 4.4(a) shall not apply to (i) any issuance of Shares upon the conversion, exercise or exchange of options, warrants or convertible securities issued after the date of the Shareholders Agreement in accordance with the terms hereof, (ii) issuance of Shares in an initial public offering approved by the Board in accordance with the Shareholders Agreement, and (iii) issuance of equity securities as consideration in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, amalgamation or other business combination transaction, joint venture, sale or exchange of securities or other similar transaction involving the Company or a member of the Group, as approved by the Board.

4.5.	Pre-emptive Offer Notice.

(a)	Not less than twenty (20) days before a proposed issuance of securities other than in connection with an issuance permitted under Article 4.4(c) (a “Proposed Issuance”), the Company shall deliver to each Shareholder a written notice (a “Preemptive Offer Notice”) which shall set forth (i) the number, type and terms of such Issuance Securities, (ii) the consideration to be received by the Company in connection with the Proposed Issuance and (iii) a summary of any other material terms and conditions of the Proposed Issuance, including the name of the Proposed Recipient and the proposed issuance date.

(b)	The Company shall, by delivering the Preemptive Offer Notice, offer each Shareholder the option to acquire all or any portion of its pro rata share of the Issuance Securities (the “Preemptive Offer”). Such Preemptive Offer Notice shall also be accompanied by any written offer, if any, from the Proposed Recipient to purchase such Issuance Securities. The Preemptive Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Preemptive Offer is accepted during such periods, until the consummation of the issuance contemplated by the Preemptive Offer).

4.6.	Exercise of Pre-emptive Rights.

(a)	Each Shareholder shall have the right and option, for a period of fifteen (15) days after delivery of the Preemptive Offer Notice (the “Preemptive Acceptance Period”), to elect to purchase all or any portion of its pro rata share of the Issuance Securities (and any of its Affiliates’ pro rata share of the Issuance Securities not purchased by such Affiliates) at the purchase price and on the terms and conditions stated in the Preemptive Offer Notice. Each Shareholder may accept the Preemptive Offer by delivering a written notice (the “Preemptive Acceptance Notice”) to the Company within the Preemptive Acceptance Period specifying the maximum number of Issuance Securities such Shareholder will purchase. If any Shareholder does not exercise its preemptive rights under this Article 4.6 or elects to exercise such rights with respect to less than its full pro rata share of the Issuance Securities, any Shareholder that has elected to exercise its preemptive rights with respect to its full pro rata share of the Issuance Securities (a “Fully Participating Shareholder”) shall be entitled to purchase from the Company an additional number of Issuance Securities equal to the product of (x) the aggregate number of Excess Securities (defined below) and (y) a fraction, the numerator of which is the total number of Shares owned by such Fully Participating Shareholder on the date of the Preemptive Offer Notice, and the denominator of which is the total number of Shares owned by all Fully Participating Shareholders that elect to purchase Excess Securities, in each case (for both the numerator and the denominator) on a fully diluted basis.

For the purposes of this Article 4.6, “Excess Securities” means the aggregate number of Issuance Securities equal to (i) the number of Issuance Securities represented by each Shareholder’s pro rata share minus (ii) the number of Issuance Securities for which such Shareholder exercised its preemptive rights as specified in the Preemptive Acceptance Notice.

(b)	All sales of Issuance Securities to the Shareholders pursuant to any Preemptive Offer Notice shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory Business Day within twenty (20) Business Days after the expiration of the Preemptive Acceptance Period. The delivery of certificates or other instruments (including an extract of the Company’s updated register of members), if any, evidencing such Issuance Securities shall be made by the Company or such other member of the Group, as applicable, on such date against payment of the purchase price for such Issuance Securities.

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(c)	If any Issuance Securities set forth in the Preemptive Offer Notice remain unpurchased or unsubscribed for after the Shareholders have either exercised or waived their rights under this Article 4.6, then the Company may issue all or any portion of such Issuance Securities so offered and not purchased or subscribed for, at a price not less than the purchase price and on terms and conditions not more favorable to the Proposed Recipient than the purchase price and terms and conditions stated in the Preemptive Offer Notice at any time within sixty (60) days after the expiration of the Preemptive Acceptance Period (the “Issuance Period”); provided, that in connection with and as a condition to such issuance (solely in the case of any issuance of Shares), each purchaser or recipient of such Shares who is not then a Party to the Shareholders Agreement shall execute and deliver to the Company an Adherence Deed; provided, further, that if such issuance is subject to any regulatory approval applicable to any Shareholder, the Issuance Period shall be extended until the expiration of the fifth (5th) Business Day following the receipt of all such regulatory approvals, but in no event later than one hundred and eighty (180) days following the expiration of the Preemptive Acceptance Period. In the event that all of the Issuance Securities is not so issued during the Issuance Period, the right of the Company to issue such unsold Issuance Securities shall expire and the obligations of Article 4.4 to 4.6 shall be reinstated and such Shares shall not be offered unless first reoffered to the Shareholders in accordance with Article 4.4 to 4.6.

(d)	Any Shareholder that fails to deliver a Preemptive Acceptance Notice in accordance with Article 4.6(a) shall be deemed to have irrevocably waived any and all rights under Article 4.4 to 4.6 with respect to a Preemptive Offer (but not with respect to any future Preemptive Offers). Any issuance and sale of Shares by the Company without first giving the Shareholders the rights described in Article 4.4 to 4.6 shall be void ab initio and of no force and effect.

5.	Calls on Shares

5.1.	The Board may make such calls as it thinks fit upon the Shareholders in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.	The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3.	The terms of any issue of shares may include different provisions with respect to different Shareholders in the amounts and times of payments of calls on their shares.

6.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.	Forfeiture of Shares

7.1.	If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Shareholder a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

PressLogic Inc. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

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Dated this [date]

______________________________________

[Signature of Secretary] By Order of the Board

7.2.	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Act.

7.3.	A Shareholder whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4.	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1.	Every Shareholder shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2.	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3.	Share certificates may not be issued in bearer form.

8.4.	So long as the Shareholders Agreement remains in effect, each certificate representing Shares shall be stamped or otherwise imprinted with a legend (in addition to any legend required under applicable laws) substantially similar to the following:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY UPON PRODUCTION OF THE PROPOSED DOCUMENTATION WITH RESPECT TO THE INTENDED SALE, PLEDGE, HYPOTHECATION OR TRANSFER.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

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REGISTRATION OF SHARES

10.	Register of Members

10.1.	The Board shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

(a)	the name and address of each Shareholder, the number, and (where appropriate) the class of shares held by such Shareholder and the amount paid or agreed to be considered as paid on such shares;

(b)	whether the shares held by a Shareholder carry voting rights under the Articles and, if so, whether such voting rights are conditional;

(c)	the date on which each person was entered in the Register of Members; and

(d)	the date on which any person ceased to be a Shareholder.

10.2.	The Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

10.3.	Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 10.1 in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the relevant approved stock exchange.

11.	Registered Holder Absolute Owner

11.1.	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.2.	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	Transfer of Registered Shares

12.1.	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

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Transfer of a Share or Shares

PressLogic Inc. (the “Company”)

FOR VALUE RECEIVED……………….. [amount] , I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address] , [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2.	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3.	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

12.4.	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

12.5.	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.	Restrictions on Transfers

13.1.	Subject to compliance with Articles 14, 15 and/or 16, no Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any encumbrance on, any Shares or any right, title or interest therein or thereto (each, a “Transfer”), except as expressly permitted by this Article 13. Any attempt to Transfer any Shares in violation of the preceding sentence shall be null and void ab initio, and the Company shall not register any such Transfer.

13.2.	Notwithstanding any other provision of the Shareholders Agreement, no Transfer may be made pursuant to this Article 13 unless and until (a) the transferee shall have agreed in writing to be bound by the terms of the Shareholders Agreement by duly executing an adherence deed substantially in the form attached to as Exhibit A to the Shareholders Agreement (the “Adherence Deed”), (b) such Transfer complies in all respects with the other applicable provisions of the Shareholders Agreement, and (c) such Transfer complies in all respects with applicable securities laws.

13.3.	The following Transfers may be made without compliance with the provisions of Article 14 and Article 16:

(a)	any Transfer as approved in writing by all the Shareholders;

(b)	any Transfer in effecting the plan of initial public offering approved and recommended by the Board;

(c)	any sale of Shares on the public market in connection with or following an initial public offering approved by the Board, but subject to any lock-ups required by the rules of any stock exchange or underwriters; or

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(d)	any Transfer by a Shareholder to an entity which is wholly-owned by such Shareholder.

14.	Right of First Refusal

14.1.	Save and except for Admire Lead transferring all or any part of the Shares held by it to an existing or former employee, consultant, advisor or officer of the Company and/or the Company Subsidiaries nominated and approved by the board of directors of Admire Lead (the “Qualifying Awardee”) and subject to Article 15, in the event a Shareholder (the “Proposed Transferor”) proposes to transfer all or any part of the Shares held by it, the Proposed Transferor shall give notice in writing (“Transfer Notice”) to the Board that it desires to transfer the same. In the Transfer Notice, the Proposed Transferor shall specify:

(a)	the number of the Shares which the Proposed Transferor wishes to transfer (the “Transfer Shares”); and

(b)	the price at which the Proposed Transferor wishes to sell the Transfer Shares and the identity of any person (the “Proposed Purchaser”) who has indicated a willingness to purchase the Transfer Shares at such price (the “Proposed Transfer Price”).

14.2.	The Transfer Notice shall constitute the Company (by its Board) as the agent of the Proposed Transferor empowered to sell the Transfer Shares at the Proposed Transfer Price on the terms and conditions hereof. Once given a Transfer Notice may not be revoked save with the prior written consent of the Company.

14.3.	Within seven (7) days after the actual receipt of a Transfer Notice by the Board, the Board shall serve a copy of that Transfer Notice on the Shareholders offering for the purchase at the Proposed Transfer Price by the Board to the Shareholders. Every such offer shall be made in writing and shall specify (a) the total number of the Transfer Shares; and (b) a period (being not less than 14 days and not more than 21 days) within which the offer can be accepted (the “Acceptance Period”) or shall lapse, and shall be accompanied by a form of application for use by the Shareholders. Upon the expiry of the Acceptance Period, the Board shall allocate the Transfer Shares for the purchase by a Shareholder in the event of he/she has agreed to purchase the Transfer Shares or such lesser number of Transfer Shares for which he/she may have applied. In the event if there are more than one Shareholder for the purchase of the Transfer Shares, the Board shall allot the Transfer Shares to such Shareholder(s) on a pro rata basis according to their existing shareholding in the Company. In the event that the exercise of the right of first refusal by Meitu constitutes a major transaction or a very substantial acquisition or any other transaction that requires regulatory and/or the shareholders approval of Meitu’s parent entity, Meitu, Inc., pursuant to the Listing Rules or any other securities laws or rules applicable to it, the end of the Acceptance Period mentioned above will be extended to the date of the regulatory approval or shareholders meeting held by Meitu’s parent entity to seek such shareholder approval (whichever is later). For the avoidance of doubt, in the event that Meitu is not able to obtain the requisite approval from its shareholders and/or the relevant regulators (including, without limitation, The Stock Exchange of Hong Kong Limited or the Securities and Futures Commission of Hong Kong), any right of first refusal of Meitu under this section in respect of the particular transaction shall be deemed not exercised by Meitu.

14.4.	If by the foregoing procedure the Board shall receive acceptances in respect of all the Transfer Shares by the Shareholders, the Board shall forthwith give written notice to the Proposed Transferor and to the Shareholder who has agreed to purchase the same (and if more than one Shareholders applying for the Transfer Shares, such Shareholder(s) for the allocation of Transfer Shares on a pro rata basis) (the “Purchaser”), and the Proposed Transferor shall thereupon become bound upon receiving the Proposed Transfer Price (whose receipt shall be a good discharge to the Purchaser, the Company and the Board therefor none of whom shall be bound to see the application thereof) to transfer to the Purchaser those Transfer Shares as accepted. Each such notice shall state the name and address of the Purchaser, the number of Transfer Shares agreed to be purchased by it or allocated by the Board (as the case may be) and the time appointed by the Board for the completion of the purchase (being not less than 7 days nor more than 28 days after the date of the said notice). Subject to the giving of such notice, the purchase shall be completed at the time appointed by the Board.

14.5.	If by the foregoing procedure the Board shall receive acceptances in respect of none or part only of the Transfer Shares within the Acceptance Period, the Board shall forthwith give written notice of that fact to the Proposed Transferor, and the Proposed Transferor:

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(a)	shall thereupon become bound upon payment of the transfer price to transfer to the Purchaser (if any) those Transfer Shares accepted by him/her and the provisions of Article 14.4 shall apply mutatis mutandis thereto; and

(b)	may within a period of 3 months after the date of the Board’s said notice sell all or any of those Transfer Shares which have not been accepted as aforesaid to the Proposed Purchaser only at not less than the Transfer Price.

14.6.	If the Proposed Transferor having become bound to transfer any Transfer Shares pursuant to this Article fails in transferring the same, the Board may authorize some person (who is as security for the performance of Proposed Transferor’s obligations hereby irrevocably and unconditionally appointed as the attorney of Proposed Transferor for the purpose) to execute the necessary share transfer forms of such Transfer Shares and may deliver it on his behalf and the Company may receive the purchase money and shall thereupon (subject to such instrument being duly stamped) cause the transferee to be registered as the holder of such Transfer Shares and shall hold such purchase money on behalf of the Proposed Transferor. The Company shall not be bound to earn or pay interest on any money so hold and shall not pay such money to the Proposed Transferor until he or she shall have delivered his or her share certificates (or an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof, and after the name of the transferee has been entered in the register of Shareholders in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

14.7.	Without prejudice to the generality of Article 14.1, the Board may require to be satisfied that any Shares being transferred by the Proposed Transferor pursuant to Article 14.5 are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer to the Proposed Purchaser and if not so satisfied may refuse to register the share transfer forms.

14.8.	An obligation to transfer Shares under the provisions of this Article 14 shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such Shares free from and lien, charge or other encumbrance.

14.9.	The Proposed Transferor shall procure that before the Proposed Purchaser is registered as a holder of any Shares, such person shall enter into an Adherence Deed covenanting with the Shareholders and the Company from time to time to observe, perform and be bound by all the terms of the Shareholders Agreement which are capable of applying to such person as if the person is Proposed Transferor. The Company shall not register any such person as the holder of any Shares until such a deed has been duly executed. Upon being so registered, that person shall be deemed to be a Party to the Shareholders Agreement as the Proposed Transferor with all necessary modifications.

14.10.	The provisions of this Article 14 may be waived in whole or in part in any particular case with the prior written consent of the Shareholders.

14.11.	Notwithstanding anything to the contrary contained in the Shareholders Agreement, the restrictions in this Article 14 shall not in any way restrict Admire Lead transferring all or any part of its Shares to any Qualifying Awardee(s) provided that such Qualifying Awardee(s) shall duly enter into an Adherence Deed covenanting with the Shareholders and the Company to observe, perform and be bound by all the terms of the Shareholders Agreement which are capable of applying to such person.

14.12.	Notwithstanding anything to the contrary contained in the Shareholders Agreement, none of the Shareholders shall be permitted to transfer or dispose of any Shares or any interests in any Shares, to any person who is, in the reasonable opinion of the Board, a competitor of the Group or an affiliate of a competitor of the Group, and the Company shall not register any such transfer of Shares.

15.	Drag Along Right

15.1.	Notwithstanding the restrictions in Article 14, if at any time the Founders (collectively, the “DA Shareholders”) wishes to transfer all of their Shares (the “DA Shares”) to a bona fide arm’s length purchaser who is not a Shareholder then (the “DA Purchaser”), the DA Shareholders may (but is not obliged to) require, subject to prior notification in writing to the Board, any or all of the other Shareholders (at DA Shareholders’ election) to sell and transfer all his/her/its/their Shares (the “Dragged Shares”) to DA Purchaser (or as DA Purchaser directs) in accordance with the provisions of this Article 15, provided that such transfer implies an equity valuation of the Company at HK$830,000,000 or more.

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15.2.	DA Shareholders may exercise the option under Article 15.1 by giving written notice to that effect (the “Drag Along Notice”) at any time before the transfer of the DA Shares to the DA Purchaser. The Drag Along Notice shall specify:

(a)	that any or all of the other Shareholders (at DA Shareholders’ election) that is/are required to transfer all the Dragged Shares pursuant to this Article 15;

(b)	the Person to whom the Dragged Shares are to be transferred;

(c)	the consideration payable for the Dragged Shares which shall, for each Dragged Share, be an amount at least equal to the price per Share offered by DA Purchaser for the DA Shares;

(d)	In the case that the implied equity valuation of the Company is equal to HK$830,000,000, the consideration for the Dragged Shares shall be in cash. In the case that the implied equity valuation of the Company is higher than HK$830,000,000, the consideration for the Dragged Shares may be in a combination of cash and shares (or other species); and

(e)	the proposed date of the transfer.

15.3.	Once issued, a Drag Along Notice shall be irrevocable. However, a Drag Along Notice shall lapse if, for any reason, DA Shareholders have not sold the DA Shares to DA Purchaser within thirty (30) Business Days of serving the Drag Along Notice. DA Shareholders may serve further Drag Along Notices following the lapse of any particular Drag Along Notice. If the proposed price per Dragged Share is not agreed by all Shareholders, the Board shall appoint an independent valuer to certify a price representing the fair value for such price per Dragged Share, provided that such fair value as certified by the independent valuer shall also imply an equity valuation of the Company at HK$830,000,000 or more.

15.4.	Within ten (10) Business Days of DA Shareholders serving a Drag Along Notice on the other Shareholder(s) (or, if the proposed price per Dragged Share is not agreed by all Shareholders, within ten (10) Business Days of certification of the price representing the fair value for such price per Dragged Share by the independent valuer appointed by the Board), the other Shareholder(s), as applicable, shall deliver duly executed share transfer forms for the Dragged Shares, together with the relevant share certificates (or a suitable indemnity for any lost share certificates) to the Company. The Company shall then pay the other Shareholder(s) as applicable, on behalf of DA Shareholders, the amounts they are due for their Shares pursuant to Article 15.2(c) (or, if applicable, pursuant to the price certified by the independent valuer appointed by the Board) to the extent that DA Purchaser has put the Company in the requisite funds. The Company’s receipt for the price shall be a good discharge to DA Purchaser. The Company shall hold the amounts due to the other Shareholder(s), as applicable, pursuant to Article 15.2(c) in trust for the other Shareholder(s), as applicable, without any obligation to pay interest.

15.5.	To the extent that DA Purchaser has not put the Company in funds to pay the consideration due pursuant Article 15.2(c) (or, if applicable, pursuant to the price certified by the independent valuer appointed by the Board), the other Shareholder(s), as applicable, shall be entitled to the return of the share transfer forms and share certificates (or suitable indemnity) for the Dragged Shares and the other Shareholder(s), as applicable, shall have no further rights or obligations under this Article 15 in respect of its Shares.

15.6.	If the other Shareholder(s), as applicable, does not, on completion of the sale of the Dragged Shares, execute transfer(s) in respect of all of the Dragged Shares, the other Shareholder(s) as applicable, shall be deemed to have irrevocably appointed any person nominated for the purpose by DA Shareholders to be its agent and attorney to execute all necessary transfer(s) on its behalf, against receipt by the Company (on trust for the other Shareholder(s), as applicable) of the consideration payable for the Dragged Shares, to deliver such transfer(s) to DA Purchaser (or as it may direct) as the holder thereof. After DA Purchaser (or its nominee) has been registered as the holder, the validity of such proceedings shall not be questioned by the other Shareholder(s), as applicable. Failure to produce a share certificate shall not impede the registration of shares under this Article 15.

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15.7.	In the event that the exercise of any drag along right on the Shares held by Meitu would constitute a major transaction or a very substantial disposal or any other transaction of Meitu that requires regulatory and/or the shareholders’ approval of Meitu’s parent entity, Meitu, Inc., pursuant to the Listing Rules or any other securities laws or rules applicable to it, no drag-along right under this Article 15 shall be exercisable by any Shareholder on the Shares held by Meitu unless Meitu, Inc. has obtained all applicable shareholders and/or regulatory approval as maybe required under the Listing Rules. Meitu irrevocably and unconditionally agree and undertake to other Parties that it shall (if applicable) proceed to convene a shareholders’ meeting to seek all necessary shareholders’ and/or regulatory approvals in accordance with the Listing Rules and/or other applicable laws and regulations in Hong Kong with regard to the transaction as soon as reasonably practicable upon receipt of the Drag Along Notice.

16.	Tag Along Rights

16.1.	Save and except for Admire Lead transferring all or any part of the Shares held by it to a Qualifying Awardee, the remainder of this Article 16 shall apply to the Shares that the Proposed Transferor proposes to transfer which exceeds 5% of the issued share capital of the Company on any rolling 12 months basis (the “Proposed Tag Along Transfer”).

16.2.	To the extent that any Shareholder (other than the Proposed Transferor) does not exercise its right of first refusal pursuant to Article 14, before carrying out a Proposed Tag Along Transfer, the Proposed Transferor shall procure that the Proposed Purchaser makes an offer (the “Offer”) to each such Shareholder to purchase the same proportion of the Shares the Proposed Transferor proposes to transfer to the Proposed Purchaser in the Proposed Tag Along Transfer as is equal to the percentage of the total Shares such Shareholder holds in the Company for a consideration in cash per Share that is at least equal to the higher of the highest price per Share offered or paid by the Proposed Purchaser in the Proposed Tag Along Transfer.

16.3.	The Offer shall be given by written notice, at least twenty (20) Business Days before the date of the carrying out of the Proposed Tag Along Transfer (the “Offer Period”). To the extent not described in any accompanying documents, the said notice shall set out, as applicable:

(a)	the identity of the Proposed Purchaser;

(b)	the purchase price and other terms and conditions of payment;

(c)	the proposed sale date; and

(d)	the number of Shares proposed to be purchased by the Proposed Purchaser.

In the event that the exercise of the tag along right by Meitu constitutes a major transaction or a very substantial acquisition or any other transaction that requires regulatory and/or the shareholders approval of Meitu’s parent entity, Meitu, Inc., pursuant to the Listing Rules or any other securities laws or rules applicable to it, the Offer Period mentioned above will be extended to the date of the regulatory approval or shareholders meeting held by Meitu’s parent entity to seek such shareholder approval (whichever is later). For the avoidance of doubt, in the event that Meitu is not able to obtain the requisite approval from its shareholders and/or the relevant regulators (including, without limitation, The Stock Exchange of Hong Kong Limited or the Securities and Futures Commission of Hong Kong), any tag along right of Meitu under this section in respect of the particular transaction shall be deemed not exercised by Meitu.

16.4.	If the Proposed Purchaser fails to make the Offer to all Shareholders (other than the Proposed Transferor) in accordance with Article 16.2 and Article 16.3, the Proposed Transferor shall not be entitled to carry out the Proposed Tag Along Transfer (or any part thereof) and the Company shall not register any transfer of Shares effected in accordance with the Proposed Tag Along Transfer.

16.5.	If the Offer is accepted by any Shareholder (the “Accepting Shareholder”) on or before the proposed date of the Proposed Tag Along Transfer, the carrying out of the Proposed Tag Along Transfer (or any part thereof) shall be conditional on the completion of the purchase of all such relevant Shares held by the Accepting Shareholders.

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16.6.	For the avoidance of doubt, the Proposed Tag Along Transfer is subject to the pre-emption provisions of Article 14, but the purchase of Shares from the Accepting Shareholders pursuant to this Article 16 shall not be subject to those provisions.

16.7.	Notwithstanding anything to the contrary contained in the Shareholders Agreement, the restrictions in this Article 16 shall not in any way restrict Admire Lead from transferring all or any part of its Shares to any Qualifying Awardee(s) provided that such Qualifying Awardee(s) shall duly enter into an Adherence Deed covenanting with the Shareholders and the Company to observe, perform and be bound by all the terms of the Shareholders Agreement which are capable of applying to such person.

17.	Event of Default

17.1.	If an Event of Default occurs in relation to a Shareholder (the “Defaulting Shareholder”), any other Shareholder (the “Non-defaulting Shareholder”) may, at its option, while that Event of Default continues, provide written notice to the Defaulting Shareholder requiring that the Defaulting Shareholder offer all of its Shares in the Company to the Non-Defaulting Shareholder, in which case, the Defaulting Shareholder is deemed to have issued an irrevocable Transfer Notice in accordance with Article 14 for all of its Shares at a price to be determined by an independent valuer on the date that the written notice is received by the Defaulting Shareholder, and Article 14 (subject to any necessary modifications) will apply to such Shares of the Defaulting Shareholder (save that the costs of the independent valuer will be borne by the Defaulting Shareholder). The independent valuer shall be determined by the mutual agreement of the Defaulting Shareholder and the Non-defaulting Shareholder, failing which the Non-Defaulting Shareholder shall have the right to choose one of the top five accountants’ firm in Hong Kong to act as the independent valuer. The Parties hereby agree to be bound by the valuation determined by the independent valuer.

17.2.	The following constitute Events of Default:

(a)	if a Shareholder commits a material breach of the Shareholders Agreement and that breach, if capable of remedy, is not rectified within thirty (30) days or such longer period as is reasonable after a written notice of that breach has been given to the Defaulting Shareholder requesting such breach be remedied;

(b)	if a Shareholder is a company and:

(i)	has an application, petition, commencement of proceedings presented against it (that is not discharged or withdrawn within thirty (30) days of its presentation), an order made, a resolution passed or a meeting summoned or convened for the purpose of considering a resolution for its liquidation (except for the purposes of bona fide reconstruction or amalgamation with the consent of the other Shareholders, whose consent not to be unreasonably withheld or delayed);

(ii)	has a receiver, or receiver and manager, appointed over its assets or undertaking or any material part of them;

(iii)	has any execution or other process of any Court or authority issued against or levied upon any of its material assets and that execution or process is not discharged or withdrawn within sixty (60) days of the date of issue;

(iv)	has ceased to pay its debts or suspended payment generally or has ceased or threatened to cease to carry on its business or being unable to pay its debts within the meaning of section 178 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

(v)	has an administrator, trustee, liquidator or provisional liquidator appointed for all or any material part of its assets or undertaking unless as part of a voluntary liquidation as part of a shareholder restructure;

(vi)	has entered into or resolved to enter into an arrangement, composition or compromise with or assignment for the benefit of its creditors generally or any class of creditors or proceedings are commenced to sanction such an arrangement, composition or compromise other than for the purposes of a bona fide scheme of solvent reconstruction or amalgamation; or

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(vii)	has a meeting of directors, shareholders or creditors convened, summoned or held for the purpose of considering or agreeing to any resolution for the liquidation or administration of the Shareholder;

(c)	a Shareholder becomes insolvent or is adjudged bankrupt;

(d)	a Shareholder being an individual:

(i)	is convicted of an offence of dishonesty or any other criminal offence resulting in a custodial sentence being imposed;

(ii)	is declared to be mentally incapacitated or mentally disordered (as both defined in the Mental Health Ordinance (Chapter 136 of the Laws of Hong Kong));

(iii)	becomes terminally ill (and for the purposes of this sub-clause a Shareholder will be regarded as being “terminally ill” if that Shareholder has an illness which a consulting physician has determined as being likely to result in death within 12 months or less);

(iv)	dies; or

(v)	suffers total permanent disablement (to the extent that the relevant Shareholder is no longer able to take a full and active part in the affairs of the Company).

17.3.	In this Article 17, where any Shares are held by the trustees of a trust, a reference to a Shareholder shall include any person that is a principal beneficiary of that trust. On the happening of an Event of Default to such person, the trustees of the relevant trust shall be required to offer the Shares held by that trust and submit a transfer notice in accordance with Article 17.1. This Article 17 shall not apply if the person who suffers an Event of Default is not a principal beneficiary of the relevant trust. The Board will have the power to conclusively determine if a person is a principal beneficiary of a trust, taking such advice as it considers necessary.

18.	Transmission of Registered Shares

18.1.	In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of Section 39 of the Act, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

18.2.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder

PressLogic Inc. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Shareholder] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

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DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

18.3.	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

18.4.	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

19.	Listed Shares

19.1.	Notwithstanding anything to the contrary in these Articles, shares that are listed or admitted to trading on an approved stock exchange may be evidenced and transferred in accordance with the rules and regulations of such exchange.

ALTERATION OF SHARE CAPITAL

20.	Power to Alter Capital

20.1.	Subject to the Act, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	increase its capital by such sum divided into shares of such amounts as the resolution shall prescribe or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(e)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

20.2.	For the avoidance of doubt it is declared that paragraph 15.1(b), (c) and (d) do not apply if at any time the shares of the Company have no par value.

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20.3.	Subject to the Act, the Company may from time to time by Special Resolution reduce its share capital.

21.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

22.	Dividends

22.1.	The Board may, subject to these Articles and in accordance with the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company).

22.2.	Where the Board determines that a dividend shall be paid wholly or partly by the distribution of specific assets, the Board may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board may fix the value of such specific assets and vest any such specific assets in trustees on such terms as the Board thinks fit.

22.3.	Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Act.

22.4.	No unpaid dividend shall bear interest as against the Company.

22.5.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

22.6.	The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

22.7.	The Board may fix any date as the record date for determining the Shareholders entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

23.	Power to Set Aside Profits

23.1.	The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which it decides not to distribute.

23.2.	Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Act in regard to the Company’s share premium account.

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24.	Method of Payment

24.1.	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the Shareholder may in writing direct.

24.2.	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

24.3.	The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls or otherwise.

25.	Capitalisation

25.1.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

25.2.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF SHAREHOLDERS

26.	Annual General Meetings

Meetings of the Shareholders shall be held at least once every twelve (12) months. The place of the meeting of the Shareholders shall be Hong Kong and as determined by the Board, unless otherwise agreed by all the Shareholders.

27.	Extraordinary General Meetings

27.1.	General meetings other than annual general meetings shall be called extraordinary general meetings.

27.2.	The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary.

28.	Requisitioned General Meetings

28.1.	The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene an extraordinary general meeting. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the registered office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

28.2.	If the Board does not, within twenty-one days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Board.

29.	Notice

29.1.	At least fourteen (14) days’ written notice of any meeting of the Shareholders shall be given to each Shareholder by the Board stating the date, time, place and the general nature of the business to be considered at the meeting unless all Shareholders approve a shorter notice period.

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29.2.	The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

29.3.	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Shareholders entitled to attend and vote thereat.

29.4.	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

30.	Giving Notice and Access

30.1.	A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Shareholder’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Shareholder’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website), such notification being given by any of the methods set out in paragraphs (a) through (d) hereof, in which case the notice shall be deemed to have been served at the time when the instructions for access and the posting on the website are complete.

30.2.	Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

30.3.	In proving service under paragraphs 30.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

31.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with these Articles provided that notice of postponement is given to the Shareholders before the time for such meeting. Notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with Article 30 of these Articles.

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32.	Electronic Participation in Meetings

Any Shareholder of the Company may participate in any meeting of the Shareholders by telephone, video conferencing or other means by which all participants may speak and hear each other, and any Shareholder so participating shall be deemed to be present in person at such meeting.

33.	Quorum at General Meetings

33.1.	No business of the Company shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Any Shareholder(s) holding at least fifty per cent (50%) of the voting rights of the Company present in person or by proxy shall constitute a quorum.

33.2.	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Articles.

34.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Shareholders at which such person is present. In his absence, a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

35.	Voting on Resolutions

35.1.	Subject to the Act and these Articles, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Articles and in the case of an equality of votes the resolution shall fail.

35.2.	No Shareholder shall be entitled to vote at a general meeting unless such Shareholder has paid all the calls on all shares held by such Shareholder.

35.3.	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Articles, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

35.4.	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

35.5.	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Articles, be conclusive evidence of that fact.

36.	Power to Demand a Vote on a Poll

36.1.	Notwithstanding the foregoing, a poll may be demanded by the chairman of the meeting or at least one Shareholder.

36.2.	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

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36.3.	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

36.4.	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

37.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

38.	Instrument of Proxy

38.1.	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

PressLogic Inc. (the “Company”)

I/We, [insert names here] , being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Shareholders to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here].

Signed this [date]

____________________________

Shareholder(s)

38.2.	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by a duly authorised officer or attorney.

38.3.	A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

38.4.	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

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39.	Representation of Corporate Shareholder

39.1.	A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

39.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

40.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Shareholders at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat, in accordance with these Articles.

41.	Written Resolutions

41.1.	Subject to these Articles, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders may be done without a meeting by written resolution in accordance with this Article.

41.2.	A written resolution is passed when it is signed by (or in the case of a Shareholder that is a corporation, on behalf of) all the Shareholders, or all the Shareholders of the relevant class thereof, entitled to vote thereon and may be signed in as many counterparts as may be necessary.

41.3.	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

41.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Act.

41.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Shareholder that is a corporation, on behalf of) the last Shareholder to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

42.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

Protective Provisions

43.	Reserved Matters

43.1.	Each Party shall not, and shall procure the directors appointed by it shall not, without the prior written approval of Meitu (for as long as Meitu’s shareholding remains at or above 10% of the entire issued share capital of the Company (on a fully-diluted basis) from time to time) and Ryan:

(a)	alter, change or vary the rights, preferences or privileges of any existing type or class of shares of the Company;

(b)	enter into any agreement(s) or transaction(s) with any director or Connected Person(s) of the Company;

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(c)	issue, allot or authorize the issue or allotment of any equity of the Company (or securities convertible or exchangeable into equity of the Company) that would imply an equity valuation (on a fully-diluted basis) of the Company of less than HK$270.0 million, except Ordinary Shares issued pursuant to the ESOP; or

(d)	create, authorize or issue (by reclassification or otherwise) any new class of shares in the Company, including but not limited to redeemable convertible preference shares, save and except redeemable convertible preference shares with:

(i)	an implied equity valuation (on a fully-diluted basis) of the Company of more than HK$270.0 million;

(ii)	an interest rate of not more than 7% per annum;

(iii)	a redemption period of not more than five (5) years;

(iv)	the entitlement to receive in preference to the holders of the Ordinary Shares a per share amount equal to not more than the original subscription or purchase price per share and any interests accrued thereon, plus any declared but unpaid dividends (i.e. liquidity preference); and

(v)	such securities representing less than 10% (on a fully-diluted basis) of the entire issued share capital of the Company from time to time.

43.2.	Provided that Article 43.1 (except Article 43.1(b)) shall not be applicable to the creation, authorization or issuance of shares by the Company for the principal purpose of capital restructuring in connection with a proposed initial public offering (“IPO”) of securities of the Company or its holding company on an internationally recognized securities exchange that is expected to be completed within twelve (12) months and where a sponsor has been appointed by the Company or its holding company.

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DIRECTORS AND OFFICERS

44.	Composition of the Board

44.1.	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by the Board. The Directors shall be elected or appointed in accordance with Article 46 and shall hold office until the expiration of his term or until their successors are elected or appointed. .

(a)	Two (2) directors of the Board shall be designated by the Founders through Ryan (the “Founders’ Representative”), and one (1) director shall be designated by Meitu (“Meitu’s Representative”). The initial Founder’s Representatives will be Ryan and Marcus. The initial Meitu’s Representative will be Meitu. The Parties shall ensure that the Founders’ Representatives and Meitu’s Representative are elected as directors of the Company. The rights to nominate a director in this clause include the rights to remove and replace any director so nominated.

(b)	Subject to Article 44.1(c), each of Meitu and the Founders (through Ryan) shall be entitled to nominate, and to remove from office and replace such number of directors to the board of directors for each of the Company Subsidiaries in accordance with the number of Meitu’s and Founders’ representatives to be nominated to the Board as set out in Article 44.1 above.

(c)	Notwithstanding any other provision of the Shareholders Agreement, the right to appoint a director pursuant to Article 44.1 is conditional on such Shareholder holding, directly or indirectly, in their own name or in the name of an entity wholly owned or controlled by them, not less than 10% of the issued share capital of the Company.

45.	Chairman

45.1.	The chairman of the Board (the “Chairman”) shall be appointed and removed by the Board. The Chairman shall preside, or in his absence, the Board may by a unanimous vote elect one of the directors of the Company to preside temporarily, as chairman of all meetings of the Board and of the meetings of the Shareholders. The Chairman or any temporary replacement thereof shall not have a second or casting vote in the event of an equality of votes.

46.	Election And Removal of Directors

46.1.	There shall be no shareholding qualification for Directors unless prescribed by Special Resolution.

46.2.	A Director may be appointed by the Shareholder who is entitled to appoint such Director by giving the Company and the other Shareholders a notice in writing. A Director appointed by a Shareholder pursuant to this Article 46.2, may only be removed and/or replaced by the Shareholder that has appointed such Director to the Board by giving the Company and the other Shareholders a notice in writing. A Shareholder may at any time remove any Director appointed, designated or nominated by such Shareholder, with or without cause.

46.3.	Notwithstanding Article 46.2, the Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board.

46.4.	A Director, other than a Director appointed pursuant to Article 46.2, may, by way of ordinary resolution be removed at any time before the expiration of his period of office notwithstanding anything in these Articles or any agreement between the Company and the Director (but without prejudice to any claim to damages under any such agreement).

46.5.	The appointment or removal of a Director appointed pursuant to Article 46.2, shall, unless the notice indicates otherwise, take effect from the date the relevant written notice is duly and properly received by the Company. A copy of such notice shall be sent to the Shareholders other than the Shareholder appointing or removing such Director.

46.6.	If a Director appointed pursuant to Article 46.2 dies, resigns, retires or is incapacitated and is removed as a Director, the Shareholder which appointed that Director may appoint another Director.

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46.7.	If a Director appointed pursuant to Article 46.2 is or becomes prohibited By the Act or the Articles from acting as a Director, the Shareholder which appointed that Director shall promptly remove such Director (unless such person has already ceased to be a Director).

46.8.	If a Shareholder fails to remove a relevant Director in accordance with Article 46.7, the Directors not appointed by that Shareholder shall (if necessary) determine which of the Director(s) appointed by that Shareholder shall be removed as a Director and, in both cases, may resolve to remove the relevant Director(s) (such removal to take effect from the date the Board’s resolution is passed).

47.	Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

48.	Alternate Directors

48.1.	Any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

48.2.	Any person elected or appointed pursuant to this Article shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

48.3.	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

48.4.	An Alternate Director’s office shall terminate -

(a)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(b)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(c)	if the Alternate Director’s appointor ceases for any reason to be a Director.

48.5.	If an Alternate Director is himself a Director or attends a Board meeting as the Alternate Director of more than one Director, his voting rights shall be cumulative.

48.6.	Unless the Board determines otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Board on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to Board meetings.

48.7.	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

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49.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)	resigns his office by notice to the Company.

50.	Remuneration of Directors

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Board as it may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

51.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

52.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles and the provisions of the Act.

53.	Powers of the Board of Directors

Subject to the Reserved Matters, the Board may:

(a)	approve or deviate from or amend the annual budget of any member of the Group (the “Annual Budget”);

(b)	change the main business presently conducted by the Group (other than those set out in the Annual Budget), or procure any member of the Group to enter into any new lines of business that are not supportive or ancillary to the business presently conducted, or exit from the current line of business;

(c)	borrow any money or obtain any financial facilities from banks or other financial institutions exceeding the aggregate of the amount or value of HK$10,000,000 a year in the ordinary course of business of the Group or for the purpose of obtaining debt financing if so required under Article 53(e), or create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of any member of the Group in the ordinary course of business of the Group provided that the Board should immediately notify the Shareholders in writing after a resolution on the above has been passed and prior to execution of such resolution;

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(d)	purchase or lease by the Group of any business and/or assets in the ordinary course of business of the Group or the investment by any member of the Group in any other Person relating to the core business of the relevant member of the Group, by either equity financing (including but not limited to utilizing the assets of the Group) or debt financing, or a combination of both, of which the part of equity financing exceeds the aggregate of the amount or value of HK$10,000,000 a year and the part of debt financing exceeds the aggregate of the amount of HK$10,000,000 a year, provided that the Board should immediately notify the Shareholders in writing. For the avoidance of doubt, the purchase or lease or investment mentioned above may be up to the aggregate of HK$20,000,000 a year, of which HK$10,000,000 is from equity financing and the remaining HK$10,000,000 is from debt financing;

(e)	approve and recommend to the Shareholders a plan for listing and/or initial public offering of the whole Group and/or part of the Group in any jurisdiction, provided in the event that there are competing proposals, the Board shall appoint independent pre-IPO advisor to evaluate and recommend to the Board amongst the competing proposal, and the same should be adopted by the Board;

(f)	appoint an independent advisor in Hong Kong or other jurisdiction (depending on the proposals) in relation to listing and/or initial public offering as required under Article 53(e) above;

(g)	approve the entry into by any member of the Group of any agreement(s) or arrangement(s) with an aggregate value of more than HK$100,000 per annum with any related party of the Group, except for the entry into by any member of the Group of any agreement(s) or arrangement(s) with PressLogic Holdings Limited and its subsidiaries;

(h)	declare, make or pay any dividend, distributions (whether in cash, securities or other property) or other transfer of cash or other assets to the Shareholders in pro rata to their respective shareholdings in the Company;

(i)	approve any sale, transfer, grant of an exclusive license, or other disposal of, or the incurrence of any lien on, or voluntary termination of license of any material intellectual property of the Company;

(j)	approve any changes to the option and/or share award limit, terms of grant requiring the Board’s approval in accordance with the ESOP and/or the terms and conditions of the ESOP;

(k)	determine the authorized signatory(ies) of any member of the Group for operation of bank accounts, and determine the custody of all corporate documents, including seals and chops of any member of the Group;

(l)	appoint and remove any authorized person of any member of the Group who is legally authorized to determine, amongst others, the authorized signatory(ies) and the custody of all corporate documents, including seals and chops of any member of the Group;

(m)	appoint, remove and change any senior management personnel of any member of the Group;

(n)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(o)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(p)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(q)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

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(r)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(s)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(t)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(u)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(v)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

54.	Register of Directors and Officers

The Board shall keep and maintain a Register of Directors and Officers in accordance with the Act.

55.	Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

56.	Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

57.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

58.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

59.	Conflicts of Interest

59.1.	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

59.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest.

59.3.	An Interested Director who has complied with the requirements of the foregoing Article may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

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and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

60.	Indemnification and Exculpation of Directors and Officers

60.1.	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly) and their heirs, executors, administrators and personal representatives (each an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

60.2.	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

61.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

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62.	Notice of Board Meetings

62.1.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

62.2.	At least seven (7) Business Days’ notice shall be given to each director of the Company of any meeting of the Board unless all such directors approve a shorter notice period.

63.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

64.	Representation of Director

64.1.	A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

64.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

64.3.	A Director who is not present at a Board meeting, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Shareholders shall apply equally to the appointment of proxies by Directors.

65.	Quorum at Board Meetings

The quorum necessary for the transaction of business at any meeting of the Board shall be two (2) directors, of which at least one (1) director shall be the Meitu’s Representative and at least one (1) director shall be one of the Founder’s Representative (the “General Quorum”). The place of the meeting of the Board shall be in Hong Kong and at the business premises of the Company, unless all the directors otherwise agree. A quorum must be present at the beginning of and throughout each meeting. If within 30 minutes of the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned until the same time and place on the same day in the next week and if at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for such adjourned meeting, the director(s) present in person (or in the case of a corporation, by its duly authorised representative) or by proxy shall be a quorum and may transact the business for which the meeting was called for regardless of whether the General Quorum was present or not.

66.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

67.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present. In his absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

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68.	Written Resolutions

68.1.	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by written resolution in accordance with this Article.

68.2.	A written resolution may be signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors in as many counterparts as may be necessary.

68.3.	A written resolution made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

68.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Act.

68.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

69.	Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

70.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, Board meetings, meetings of managers and meetings of committees appointed by the Board.

71.	Register of Mortgages and Charges

71.1.	The Board shall cause to be kept the Register of Mortgages and Charges required by the Act.

71.2.	The Register of Mortgages and Charges shall be open to inspection in accordance with the Act, at the registered office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

72.	Form and Use of Seal

72.1.	The Company may adopt a seal, which shall bear the name of the Company in legible characters, and which may, at the discretion of the Board, be followed with or preceded by its dual foreign name or translated name (if any), in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Cayman and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be issued.

72.2.	The Seal (if any) shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or the committee of the Board.

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72.3.	Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

ACCOUNTS

73.	Books of Account

73.1.	The Board shall cause to be kept proper books of account including, where applicable, material underlying documentation including contracts and invoices, and with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

73.2.	Such books of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

73.3.	Such books of account shall be retained for a minimum period of five years from the date on which they are prepared.

73.4.	No Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company.

74.	Financial Year End

Unless the Directors otherwise prescribe, the financial year end of the Company shall be 31 December in each year.

AUDITS

75.	Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

76.	Appointment of Auditors

76.1.	The Company may in general meeting appoint Auditors to hold office for such period as the Shareholders may determine.

76.2.	Whenever there are no Auditors appointed as aforesaid the Board may appoint Auditors to hold office for such period as the Board may determine or earlier removal from office by the Company in general meeting.

76.3.	The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

77.	Remuneration of Auditors

77.1.	The remuneration of an Auditor appointed by the Shareholders shall be fixed by the Company in general meeting.

77.2.	The remuneration of an Auditor appointed by the Board in accordance with these Articles shall be fixed by the Board.

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78.	Duties of Auditor

The Auditor shall make a report to the Shareholders on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Shareholders, pursuant to this Article during the Auditor’s tenure of office.

79.	Access to Records

79.1.	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Shareholders.

79.2.	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

80.	Winding-Up

80.1.	The Company may be voluntarily wound-up by a Special Resolution.

80.2.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

81.	Changes to Articles

Subject to the Act and to the conditions contained in its Memorandum of Association, the Company may, by Special Resolution, alter or add to its Articles.

82.	Changes to the Memorandum of Association

Subject to the Act and these Articles, the Company may from time to time by Special Resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

83.	Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Act.

84.	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Act) upon such terms as the Board may determine and (to the extent required by the Act) with the approval of a Special Resolution.

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